Q3 2023 Shareholder Letter UNLOCK THE SKIES Aerial view of Midnight recently being tugged from hangar in Salinas.

2 Q3 2023 - KEY HIGHLIGHTS (1) The “up to” contract value is subject to certain conditions being met as defined in the contracts. Midnight Takes Flight On track to rapidly advance from hover to full wing-borne flight over the coming months paving the way for us to begin “for credit” testing with the FAA next year Continuing Maker’s flight test program with plans to fly simulated commercial routes to advance our commercial operational readiness Enhanced Already Strong Financial Position Nearly $600M of liquidity consisting of our cash and cash equivalents of $461M as of September 30th (which includes $145M from the PIPE we closed in August), coupled with the $70M we received from Stellantis’ investment on October 16th and the remaining $55M under our previously announced forward equity purchase agreement with Stellantis Finalized debt facility of up to $65M that will cover a substantial majority of the cost to build our high-volume manufacturing facility in Georgia with only interest due through late 2026 and maturity occurring in 2033 Further Solidified Go to Market Plans Announced plans and key partners with whom we plan to launch air taxi services in the UAE and India Gained access to BETA’s leading electric aviation charging system and network through our recently announced collaboration on interoperable charging Received first payment from U.S. Air Force on our recently announced contracts valued at up to $142M(1) – – – – – – –

3 Tracking Our Progress As we continue the push towards commercialization, the vast majority of our resources are focused on completing the development and certification of Midnight, building out our manufacturing and supply chain capabilities and hardening our go-to-market plans. We feel strongly that we have the right product and the right team to bring this new industry to market at scale. The chart below is intended to summarize the advancements we are making on our aircraft development efforts. MAKER MIDNIGHT TYPE Demonstrator Non-conforming Conforming PURPOSE Prove out 12 tilt 6 configuration and advance the key enabling technologies Enable company testing in advance of “for credit” certification testing "For credit" testing with the FAA in support of Type Certification OVERALL PROGRAM STATUS In flight testing In flight testing Component manufacturing underway MANUFACTURING Completed Q3 2021 Completed May 2023 Target: completion of initial aircraft in early 2024 FLIGHT TEST Full transition completed Q4 2022 Began flight testing in Q4 2023 Target: begin piloted flight testing in mid 2024 PILOTED No No Yes QUANTITY 2 1 6+

4 ACHIEVED NEXT KEY FLIGHT TEST PROGRAM MILESTONE Our Midnight aircraft took flight a few weeks ago. This milestone builds on four years of flight testing, which began in 2019, including two years of full-scale flight testing of Archer’s Maker aircraft. As we advance our flight test program, Midnight’s flight envelope is expected to progress rapidly from hover to full wing-borne transition flight in the coming months, paving the way for us to begin “for credit” testing of our Midnight aircraft with the FAA next year as we work towards entry into service in 2025. Simultaneous with the Midnight flight test program, we are continuing Maker’s flight test program and flying simulated commercial routes to advance our commercial operational readiness. Our mission is to transform urban travel, replacing 60-90 minute commutes by car with estimated 10-20 minute electric air taxi flights that are safe, sustainable, low noise and cost competitive with ground transportation. Midnight is a piloted, four passenger aircraft designed to perform rapid back-to-back flights with minimal charge time in between flights. “ Having taken seven full-size eVTOL aircraft from design to flight test during my career in the eVTOL industry, today’s milestone with Midnight marks the most significant flight to date taking Archer and the eVTOL industry another step closer to bringing a scalable and commercially viable aircraft to market.” — TOM MUNIZ CHIEF OPERATING OFFICER ARCHER AVIATION

5 ANNOUNCED PLANS TO LAUNCH ALL-ELECTRIC AIR TAXI SERVICE ACROSS THE UAE IN COLLABORATION WITH THE ABU DHABI INVESTMENT OFFICE (ADIO) In October, we announced that we have entered into a memorandum of understanding with ADIO pursuant to which we intend to work together to make Abu Dhabi Archer’s first international launch city, with plans to commence electric air taxi operations in Abu Dhabi in 2026. As part of this strategic initiative, ADIO plans to support Archer with various incentives for establishing our first international headquarters and manufacturing facilities in the Smart and Autonomous Vehicle Industry Cluster in Abu Dhabi. We plan to work with our global manufacturing partner, Stellantis, as well as local partners in the UAE, to build out our aircraft manufacturing capabilities and our Center of Excellence in Abu Dhabi. Our Center of Excellence will be focused on the development and implementation of next-generation aviation technologies. We are working with numerous industry partners across the UAE to support these plans. At the signing ceremony ADIO recently held, we signed memorandums of understanding with Falcon Aviation, one of the premier charter aviation operators in the UAE, who intends to operate our air taxis across Dubai and Abu Dhabi, as well as the Global Aerospace Logistics - Advanced Military Maintenance, Repair, and Overhaul Center, or GAL-AMMROC, who intends to provide maintenance and repair support for our aircraft in the country. We are in ongoing discussions with numerous other industry participants as we work to mature our plans for the region. Our goal is to approve Archer’s air taxi to fly in the UAE as soon as it is certified by the FAA, and we are very excited to collaborate with them to bring electric air taxis to the country.” SAIF MOHAMMED AL SUWAIDI DIRECTOR GENERAL UAE’S GENERAL CIVIL AVIATION AUTHORITY “ We are thrilled to work with Archer to host their first international operations in Abu Dhabi. Bringing electric aviation to the UAE will help unlock congestion with zero emissions and, in turn, bring millions in foreign direct investment and thousands of jobs to the region over the next decade.” BADR AL-OLAMA ACTING DIRECTOR GENERAL ABU DHABI INVESTMENT OFFICE “ * The imagery above depicts simulated operations.

6 ANNOUNCED PLANS TO LAUNCH ALL-ELECTRIC AIR TAXI SERVICE IN INDIA WITH INTERGLOBE ENTERPRISES Today we announced that we have entered into a memorandum of understanding with InterGlobe Enterprises, India’s foremost travel and hospitality conglomerate, with the goal of partnering to launch and operate an all-electric air taxi service in India. The parties intend to work with select in-country business partners to operate Archer’s aircraft, finance and build vertiport infrastructure, and train pilots and other personnel needed for these operations. The parties are planning for a purchase of up to 200 of Archer’s Midnight aircraft for the bring up of India operations. The goal is for a passenger on an InterGlobe-Archer flight to be able to fly the 27-km Delhi trip from Connaught Place to Gurugram, typically taking 60 to 90 minutes by car, in approximately 7 minutes. In addition to urban air taxi services, the parties will pursue a variety of other use cases for our electric aircraft in India, including cargo, logistics, medical and emergency services, as well as private company and charter services. India is one of, if not the largest, opportunity for eVTOL aircraft utilization in the world, as it is home to the world’s largest population of over 1.4 billion people and its largest cities face some of the greatest congestion challenges. Archer’s innovative, state-of-the-art electric air taxis are designed to provide a safe and sustainable, low-noise urban mobility solution for India. Over the last two decades, InterGlobe has been involved in providing safe, efficient, and affordable transportation to hundreds of millions of Indians across the country. We are excited at this new opportunity of bringing an effective, futuristic and sustainable transport solution by introducing Archer’s electric aircraft to India.” RAHUL BHATIA GROUP MANAGING DIRECTOR INTERGLOBE “ * The imagery above depicts simulated operations.

7 CLOSED FINANCING & DEVELOPMENT AGREEMENTS FOR OUR HIGH-VOLUME MANUFACTURING FACILITY We are rapidly progressing the first phase of our manufacturing facility construction, which remains on track for completion next year. This first phase of the facility build out of approximately 350,000 square feet is designed to support production of up to 650 aircraft annually, which would make it the largest manufacturing facility by volume in the aircraft industry. Construction of the facility recently advanced to its next stage--pouring the foundation and standing up walls. Our objective is to establish a factory that supports our operational ramp, while minimizing capital costs before we start generating revenue from operations. The debt facility we secured for this project is for up to $65 million, which represents a substantial majority of the total cost of construction for this first phase. Only interest is due on this debt facility through late 2026 and it matures in late 2033. In conjunction with previously announced incentives from the State of Georgia and Archer’s partnership with Stellantis, the structure of this financing complements our overarching strategy of creating the most capital efficient path to market. *The image above depicts rendering of Covington facility under construction. Synovus Bank, which started in Georgia over 130 years ago and traces its beginnings back to the manufacturing sector and was recently named one of the Best Banks in America by Forbes, is our financing partner on this project. Evans General Contractors, LLC, headquartered in Atlanta and ranked among the top contractors in the Southeast, is our development partner. We are committed long-term partners to the State of Georgia and are excited to be working with companies who share our vision of having the world’s leading, state-of-the-art eVTOL manufacturing facility in their backyard.

RECEIVED FIRST PAYMENT FROM U.S. AIR FORCE ON RECENTLY ANNOUNCED INDUSTRY LEADING CONTRACTS Last quarter we announced that we entered into two new contracts with the U.S. Air Force worth up to $142M(1). Just two months after entering into those contracts, the U.S. Air Force made its first installment payment to us of nearly $1M. This initial payment is related to a contracted deliverable for a mobile flight simulator which the U.S. Air Force and Archer will use together to train pilots, assess flight controls and improve U.S. Air Force personnel understanding of the operational capabilities of our aircraft for civilian use and potential future development of aircraft for use by the U.S. Air Force. The simulator will also be deployed to key public and industry events to increase public awareness and engagement with eVTOL aircraft technology. The initial payment is expected to be the first of many payments made to us and signals the ongoing advancement of the partnership from signature to execution as the AFWERX Agility Prime program works diligently with us to assess the transformational potential of the vertical flight market and eVTOL technologies for Department of Defense purposes. Several more of the deliverables are already underway, including the sharing of wind tunnel testing reports, project specific certification plans and Subject Specific Certification Plans. 8 CONTINUED CERTIFICATION PROGRESS We recently took center stage at the U.S. Chamber of Commerce’s Global Aerospace Summit in Washington, D.C. With our Midnight aircraft on display, Adam Goldstein, our founder and CEO, and Billy Nolen, our Chief Safety Officer, discussed with lawmakers and agency officials our, and the larger eVTOL aircraft industry’s, progress toward the goal of beginning commercial operations in 2025 and reaching scaled operations by 2028. We shared that we remain focused on ensuring that our progress with the FAA supports our timeline of building our conforming aircraft so that we can begin “for credit” testing next year. We believe that the Biden Administration’s decision to nominate Michael Whitaker, a former eVTOL industry executive, to be the next FAA Administrator signals a recognition that our country is poised to lead the onset of the advanced air mobility era as we work towards entering the airspace in 2025. Mr. Whitaker’s extensive background in the world of aviation as a former Deputy Administrator at the FAA, industry executive and pilot make him uniquely qualified to ensure the FAA can continue to maintain our country’s track record of global leadership in airspace safety, innovation and regulatory excellence. We continue to steadily progress our certification program with the FAA in support of our planned entry into commercial service in 2025. (1) The “up to” contract value is subject to certain conditions being met as defined in the contracts. *Depicts simulated operations.

ARCHER

# Upcoming Events

DUBAI AIRSHOW

| | |
|---|---|
| **NOV 13-17** | **DUBAI AIR SHOW**<br>Dubai, UAE |
| **NOV 15** | **U.S. TRAVEL ASSOCIATION "FUTURE OF TRAVEL MOBILITY" EVENT**<br>New York, NY |
| **NOV 21** | **ICAO CONFERENCE FOR ALTERNATIVE AVIATION FUELS (CAAF)**<br>Dubai, UAE |
| **NOV 29** | **BARCLAYS GLOBAL AUTOMOTIVE AND MOBILITY TECHNOLOGY CONFERENCE**<br>New York, NY / Virtual |
| **NOV 30 – DEC 12** | **UNITED NATIONS CLIMATE CHANGE CONFERENCE (COP28)**<br>Dubai, UAE |
| **DEC 5** | **AMERICAN AEROSPACE & DEFENSE SUMMIT**<br>Phoenix, AZ |
| **DEC 13** | **BANK OF AMERICA SPACE, TRANSPORTATION AND AVIATION RESEARCH SUMMIT**<br>Virtual |
| **JAN 8** | **2024 TRANSPORTATION RESEARCH BOARD EVENT**<br>Washington D.C. |

# Today's Webcast & Conference Call Details

| | |
|---|---|
| **TIME** | 2 PM PT (5 PM ET) |
| **WEBCAST** | Accessible via our IR website (investors.archer.com) |
| **CONFERENCE CALL** | 833-470-1428 (domestic)<br>+1 929-526-1599 (international)<br><br>Access code: 629739 |

9

ARCHER

# Q3 2023 Financial Review

We reference several non-GAAP metrics in the financial discussion that follows. Unless otherwise noted or defined, our non-GAAP metrics are calculated by starting with the equivalent GAAP metric and subtracting non-cash stock-based compensation, non-cash warrant expenses and changes in fair value of warrants and non-cash expense taken in connection with the Boeing Wisk Agreements. We believe these adjustments are appropriate to enhance the overall understanding of our underlying financial and operational performance.

**SUMMARY FINANCIALS**

(In millions; unaudited)

| | THREE MONTHS ENDED | | |
|---|---|---|---|
| | SEPTEMBER 30, 2023 | JUNE 30, 2023 | SEPTEMBER 30, 2022 |
| TOTAL OPERATING EXPENSES[1] | $ 46.2 | $ 181.4 | $ 93.8 |
| NET LOSS[1] | (51.6) | (184.1) | (91.0) |
| NON-GAAP TOTAL OPERATING EXPENSES[2][4] | 66.9 | 77.4 | 61.1 |
| ADJUSTED EBITDA[3][4] | (64.8) | (76.3) | (60.1) |
| CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS | 461.4 | 407.6 | 600.6 |

1) Amounts reflect non-cash charges related to agreements reached on August 10, 2023, between us, Wisk Aero LLC ("Wisk") and The Boeing Company ("Boeing") that provide for certain investments by Boeing into us, an autonomous flight collaboration between the parties, issuance of certain warrants to Wisk and resolution of litigation between them (the "Boeing Wisk Agreements"), and the credit for the founders grant forfeiture.
2) Non-GAAP total operating expenses is a financial measure adjusting total operating expenses for FCA (Stellantis) warrant expense, other warrant expense, stock-based compensation including the credit for the founders grant forfeiture, and non-cash expense related to the Boeing Wisk Agreements.
3) Adjusted EBITDA is a financial measure adjusting net loss for other expense (income), net, interest (income) expense, net, income tax expense, depreciation and amortization expense, FCA (Stellantis) warrant expense, other warrant expense, stock-based compensation expense including the credit for the founders grant forfeiture, and non-cash expense related to the Boeing Wisk Agreements.
4) A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled "GAAP to Non-GAAP Reconciliation."

## TOTAL OPERATING EXPENSES

Our third quarter total operating expenses represent investments required to achieve the key elements of our commercialization plan. We continued to invest in the design, development, test and certification activities for our Midnight aircraft, the build-out of our supply chain partners and in the people and infrastructure required to scale our operations.

GAAP total operating expenses for the third quarter of 2023 were $46.2 million, which were sequentially lower than the second quarter of 2023 by $135.2 million, or 74.5%, primarily due to the one-time $73.0 million non-cash charges taken in connection with the Boeing Wisk Agreements in the second quarter and the one-time credit of $59.1 million taken in the third quarter for the forfeiture of a founder grant to a former officer. Year-over-year, total operating expenses for the third quarter of 2023 were lower than the third quarter of 2022 by $47.6 million, primarily due to the one-time $59.1 million credit for the founders grant forfeiture partially offset by the growth in spend associated with our Midnight program, as well as investments in our infrastructure to support scaling our operations.

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11 Non-GAAP total operating expenses (excluding stock-based compensation, warrant expenses and other one-time expenses) for the third quarter of 2023 were $66.9 million, which decreased $10.5 million sequentially over the second quarter of 2023 primarily due to the timing of vendor related spend. Non-GAAP total operating expenses increased $5.8 million year-over-year from the third quarter of 2022, as we continued our investment in people, materials and services for our key technology development programs. NET LOSS AND ADJUSTED EBITDA Net loss for the third quarter of 2023 was $51.6 million, which decreased sequentially by $132.5 million from $184.1 million in the second quarter of 2023, primarily due to the one-time $73.0 million non-cash charges taken in connection with the Boeing Wisk Agreements in the second quarter and the one-time credit of $59.1 million taken in the third quarter for the forfeiture of a founder grant to a former officer. Year-over-year, net loss for the third quarter of 2023 was lower than the third quarter of 2022 by $39.4 million, primarily due to the one-time $59.1 million credit for the founders grant forfeiture partially offset by the growth in spend associated with our Midnight program, as well as investments in our infrastructure to support scaling our operations. Adjusted EBITDA loss for the third quarter of 2023 was $64.8 million, which decreased sequentially by $11.5 million from an Adjusted EBITDA loss of $76.3 million in the second quarter of 2023, primarily due to the timing of vendor related spend. Adjusted EBITDA loss increased by $4.7 million year-over-year from an Adjusted EBITDA loss of $60.1 million in the third quarter of 2022, as we increased non-GAAP total operating expenses due to the reasons mentioned above. NET CHANGE IN CASH We exited the quarter with $461.4 million in cash, cash equivalents and short-term investments, an increase of $53.8 million from the second quarter of 2023, and a decrease of $139.2 million from the third quarter of 2022, primarily driven by funding our operating and capital expenses. In the third quarter of 2023, we received $145.0 million in gross proceeds from the $215.0 million private placement announced on August 10, 2023 and closed on August 14, 2023. The remaining $70.0 million from the Stellantis investment was received in October 2023. Additionally, we have $7.3 million of restricted cash generally to support various letters of credit for commercial leases and for the manufacturing facility in Georgia. Q4 2023 FINANCIAL ESTIMATES We anticipate GAAP total operating expenses of $100 million to $110 million and non-GAAP total operating expenses of $75 million to $85 million for the fourth quarter of 2023. This reflects a total of $25 million expected stock-based compensation, warrant expense and other non-cash charges, and one-time non cash expenses. We have not reconciled our non-GAAP total operating expenses estimates because certain items that impact non-GAAP total operating expenses are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2023 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of non-GAAP total operating expenses is not available without unreasonable effort.

ARCHER AVIATION INC. CONSOLIDATED BALANCE SHEETS (In millions; unaudited) 12 PERIOD ENDED SEPTEMBER 30, 2023 DECEMBER 31, 2022 Assets Current assets Cash and cash equivalents $ 461.4 $ 69.4 Restricted cash 7.3 2.9 Short-term investments - 461.8 Prepaid expenses 3.9 9.8 Other current assets 3.1 1.6 Total current assets 475.7 545.5 Property and equipment, net 49.9 11.5 Intangible assets, net 0.4 0.4 Right-of-use assets 9.5 11.9 Other long-term assets 4.1 4.5 Total assets $ 539.6 $ 573.8 Liabilities and Stockholders’ Equity Current liabilities Accounts payable $ 15.6 $ 3.6 Current portion of lease liabilities 2.9 3.7 Notes payable 2.3 9.3 Accrued expenses and other current liabilities 96.2 36.7 Total current liabilities 117.0 53.3 Lease liabilities, net of current portion 13.5 9.2 Warrant liabilities 32.8 7.0 Other long-term liabilities 11.8 11.0 Total liabilities 175.1 80.5 Stockholders’ equity Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2023 and December 31, 2022 - - Class A common stock,$0.0001 par value; 700,000,000 shares authorized; 239,254,975 and 177,900,738 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively - - Class B common stock, $0.0001 par value; 300,000,000 shares authorized; 46,190,423 and 63,738,197 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively - - Additional paid-in capital 1,404.2 1,185.0 Accumulated deficit (1,039.7) (690.9) Accumulated other comprehensive loss - (0.8) Total stockholders’ equity 364.5 493.3 Total liabilities and stockholders’ equity $ 539.6 $ 573.8

ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF OPERATIONS (In millions, except share and per share data; unaudited) 13 THREE MONTHS ENDED SEPTEMBER 30 2023 2022 OPERATING EXPENSES Research and development $ 67.8 $ 47.0 General and administrative (21.6) 40.8 Other warrant expense - 6.0 Total operating expenses 46.2 93.8 Loss from operations (46.2) (93.8) Other (expense) income, net (10.4) 1.3 Interest income, net 5.1 1.5 Loss before income taxes (51.5) (91.0) Income tax expense (0.1) - Net loss $ (51.6) $ (91.0) Net loss per share, basic and diluted $ (0.19) $ (0.38) Weighted-average shares outstanding, basic and diluted 277,683,468 240,252,605

ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF CASH FLOWS (In millions; unaudited) 14 NINE MONTHS ENDED SEPTEMBER 30 2023 2022 Cash flows from operating activities Net loss $ (348.8) $ (221.9) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation, amortization and other 4.2 2.7 Debt discount and issuance cost amortization 0.5 0.4 Stock-based compensation 24.8 76.3 Change in fair value of warrant liabilities and other warrant costs 25.8 (14.4) Gain on issuance of common stock (3.6) - Non-cash lease expense 3.1 3.2 Research and development warrant expense 13.1 2.9 Other warrant expense 2.1 6.0 Technology and dispute resolution agreements expense 75.3 - Interest income on short-term investments - (0.3) Accretion and amortization income of short-term investments (2.3) (1.4) Changes in operating assets and liabilities: Prepaid expenses 5.9 (3.2) Other current assets 0.3 (0.5) Other long-term assets (0.1) 1.8 Accounts payable 10.3 1.5 Accrued expenses and other current liabilities (1.6) 5.9 Operating lease right-of-use assets and lease liabilities, net 2.8 (2.5) Other long-term liabilities 0.6 10.3 Net cash used in operating activities (187.6) (133.2) Cash flows from investing activities Purchase of short-term investments - (487.6) Proceeds from maturities of short-term investments 465.0 - Purchase of property and equipment (35.3) (3.6) Net cash provided by (used in) investing activities 429.7 (491.2) Cash flows from financing activities Repayment of long-term debt (7.5) (7.5) Payments for taxes related to net share settlement of equity awards (3.5) - Proceeds from PIPE financing 145.0 - Payment of offering costs in connection with PIPE financing (6.0) - Proceeds from exercise of stock options - 0.4 Proceeds from shares issued under employee stock purchase plan 1.3 - Proceeds from issuance of common stock 25.0 - Net cash provided by (used in) financing activities 154.3 (7.1) Net increase (decrease) in cash, cash equivalents, and restricted cash 396.4 (631.5) Cash, cash equivalents, and restricted cash, beginning of period 72.3 746.9 Cash, cash equivalents, and restricted cash, end of period $ 468.7 $ 115.4

GAAP to Non-GAAP Reconciliation A reconciliation of total operating expenses to non-GAAP total operating expenses for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively, are set forth below. RECONCILIATION OF OPERATING EXPENSES (In millions; unaudited) 1) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to FCA and FCA Italy, both wholly owned subsidiaries of Stellantis, in connection with certain services they are providing to the Company. 2) Other warrant expenses associated with the United warrant agreement. 3) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination and the one-time credit for the founders grant forfeiture. 4) Amounts reflect non-cash charges relating to the Boeing Wisk Agreements. 15 THREE MONTHS ENDED SEPTEMBER 30, 2023 JUNE 20, 2023 SEPTEMBER 30, 2022 TOTAL OPERATING EXPENSES $ 46.2 $ 181.4 $ 93.8 Adjusted to exclude the following: FCA (Stellantis) warrant expense (1) (4.4) (4.5) (0.5) Other warrant expense (2) - - (6.0) Stock-based compensation (3) 27.4 (26.5) (26.2) Technology and dispute resolution agreements (4) (2.3) (73.0) - NON-GAAP TOTAL OPERATING EXPENSES $ 66.9 $ 77.4 $ 61.1

ARCHER

# GAAP to Non-GAAP Reconciliation (cont.)

A reconciliation of net loss to Adjusted EBITDA for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively, are set forth below.

**RECONCILIATION OF ADJUSTED EBITDA**
(In millions; unaudited)

| | THREE MONTHS ENDED | | |
|---|---|---|---|
| | SEPTEMBER 30, 2023 | JUNE 20, 2023 | SEPTEMBER 30, 2022 |
| **NET LOSS** | $ (51.6) | $ (184.1) | $ (91.0) |
| Adjusted to exclude the following: | | | |
| Other expense (income), net [1] | 10.4 | 6.6 | (1.3) |
| Interest income,net | (5.1) | (4.1) | (1.5) |
| Income tax expense | 0.1 | 0.2 | - |
| Depreciation and amortization expense | 2.1 | 1.1 | 1.0 |
| FCA (Stellantis) warrant expense [2] | 4.4 | 4.5 | 0.5 |
| Other warrant expense [3] | - | - | 6.0 |
| Stock-based compensation [4] | (27.4) | 26.5 | 26.2 |
| Technology and dispute resolution agreements[5] | 2.3 | 73.0 | - |
| **ADJUSTED EBITDA** | **$ (64.8)** | **$ (76.3)** | **$ (60.1)** |

1) Amounts include changes in fair value of the public and private warrants, which are classified as warrant liabilities and other warrant costs; gain on share issuance and accretion and amortization income of short-term investments.
2) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to FCA and FCA Italy, both wholly owned subsidiaries of Stellantis, in connection with certain services they are providing to the Company.
3) Other warrant expenses associated with the United warrant agreement.
4) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination and the one-time credit for the founders grant forfeiture.
5) Amounts reflect non-cash charges related to the Boeing Wisk Agreements.

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17 GAAP to Non-GAAP Reconciliation (cont.) NON-GAAP FINANCIAL MEASURES To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of non-GAAP financial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations. While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended September 30, 2023, we excluded items in the following general categories from one or more of our non-GAAP financial measures, certain of which are described below: – STOCK-BASED COMPENSATION EXPENSE We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expenses enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies. – WARRANT EXPENSE & GAINS OR LOSSES FROM REVALUATION OF WARRANTS Expense from our common stock warrants issued to United Airlines, FCA US LLC and FCA Italy S.p.A., both subsidiaries of Stellantis, which is recurring (but non-cash) and gains or losses from change in fair value of public and private warrants from revaluation will be reflected in our financial results for the foreseeable future. We exclude warrant expense and gains or losses from change in fair value for similar reasons to our stock-based compensation expense. – TECHNOLOGY AND DISPUTE RESOLUTION AGREEMENTS Expense reflects non-cash charges relating to the change in fair value of the accrued technology and dispute resolution agreements liability. Each of the non-GAAP financial measures presented in this letter to shareholders should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, the non-GAAP measures we use may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information in the reconciliation included in this letter to shareholders regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures included in this letter to shareholders.

18 Forward-Looking Statements This shareholder letter includes forward-looking statements. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the fourth quarter of fiscal year 2023, our business strategy and plans, aircraft performance, the pace at which we intend to design, develop, certify, conduct test flights, manufacture and commercialize our planned eVTOL aircraft, government incentives, potential investments by third parties in Archer, expansion of Archer’s business internationally, the building of Archer’s international headquarters and international manufacturing facilities, production volume of our planned manufacturing facility, the total expected value of our contracts with the DoD, the expected benefits our aircraft will provide to the U.S. military and the expected delivery timing of our aircraft. In addition, this letter refers to MOUs that are conditioned on the future execution by the parties of binding definitive agreements incorporating the terms outlined in the MOUs, which definitive agreements may not be completed or may contain different terms than those set forth in the MOUs. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, develop, certify, manufacture and commercialize our aircraft and UAM ecosystem; our dependence on a limited number of customers for our current aircraft orders, which are subject to conditions, further negotiation and reaching mutual agreement on certain material terms, and the risk that customers may cancel those orders; our ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control; the effectiveness of our marketing and growth strategies, including our ability to effectively market electric air transportation as a substitute for conventional methods of transportation; our ability to compete in the UAM and eVTOL industries; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones and launch products and services on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft; our ability to develop commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to hire, train and retain qualified personnel; risks related to our UAM ecosystem operating in densely populated metropolitan areas and heavily regulated airports; adverse publicity from accidents involving electric aircraft or lithium-ion battery cells; the impact of labor and union activities on our workforce; losses resulting from indexed price escalation clauses in purchase orders; regulatory risks related to evolving laws and regulations in our industry; the impact of macroeconomic conditions, inflation, interest rates, a potential U.S. federal government shutdown, war and geopolitical conflicts, natural disasters, infectious disease outbreaks and pandemics; our need for and the availability of additional capital; and cybersecurity risks. Additional risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

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